                         Saxon Asset Securities Company
                    Mortgage Loan Asset Backed Certificates,
                                 Series 1999-4

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                       Dated:  November 17, 1999

To:  Saxon Asset Securities Company (the "Company")

     Saxon Mortgage Inc. ("SMI")

Re:  Standard Terms to Underwriting Agreement (June 1997 Edition)

Series
Designation:  Mortgage Loan Asset Backed Certificates, Series 1999-4, Class
-----------   AV-1, Class MV-1, Class MV-2 and Class BV-1 Certificates are
              referred to herein as the "Underwritten Certificates."


          Underwriting Agreement: Subject to the terms and conditions set forth and incorporated by reference herein, the Company hereby agrees to issue and sell to Morgan Stanley & Co. Incorporated (the "Underwriter"), and the Underwriter hereby agrees to purchase from the Company, on or about November 22, 1999, the Underwritten Certificates at the purchase price and on the terms set forth below; provided, however, that the obligations of the Underwriters are
             --------  -------
subject to: (i) receipt by the Company of (a) the ratings specified in the table below by Moody's Investors Service, Inc. ("Moody's") and Standard & Poors Rating Services, a division of the McGraw-Hill Companies, Inc.. ("S&P" and together with Moody's, the "Rating Agencies") with respect to each of the Classes of Certificates; (ii) receipt of a Prospectus Supplement in form and substance satisfactory to the Underwriter; and (iii) the Sales Agreement dated as of November 17, 1999 by and between the Company and Saxon Mortgage, Inc. ("SMI") and the Trust Agreement (as defined below) each being in form and substance satisfactory to the Underwriter.

          The Certificates will be issued pursuant to a Trust Agreement,dated as of November 1, 1999 (the "Trust Agreement"), by and among the Company, SMI, as Master Servicer (the "Master Servicer"), and Chase Bank of Texas, National Association, as Trustee (the "Trustee"). The Certificates will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust created under the Trust Agreement (the "Trust"), which will consist primarily of a pool of conventional, one- to four-family, mortgage loans (the "Mortgage Loans") with original terms to stated maturity of not more than 30 years which have the characteristics described in the Prospectus Supplement.

          The Company and SMI specifically covenant to make available on the Closing Date for sale, transfer and assignment to the Trust, Mortgage Loans having the characteristics described in the Prospectus Supplement; provided,
                                                                   --------
however, that there may be immaterial variances from the description of the
-------
Mortgage Loans in the Prospectus Supplement and the actual Mortgage Loans delivered on the Closing Date. Upon delivery of the Mortgage Loans to the Company, the Company will deliver such Mortgage Loans to the Trust.

          Registration Statement: References in the Agreement (as defined below) to the Registration Statement shall be deemed to include registration statement no. 333-87351.

          Aggregate Scheduled Principal Balance of Initial Mortgage Loans:
Approximately $250,489,795.16 (as of the Statistical Cut-off Date) of Variable Rate Mortgage Loans. In addition, approximately $119,510,204.84 will be deposited into the Pre-Funding Account.

          Statistical Cut-Off Date:  As of the close of business November 1,
1999.

            Terms of the Certificates:

----------------------------------------------------------------------------------------------------------------
                            Initial                           Proposed
Series 1999-4              Principal      Pass-Through       Ratings by     CUSIP Number        Sale of the
Designation                  Amount           Rate        Moody's and S&P                      Certificates

----------------------------------------------------------------------------------------------------------------
Class AV-1                $303,437,000       %(2)(3)          Aaa/AAA       805564 EU 1             (1)
----------------------------------------------------------------------------------------------------------------
Class MV-1                $ 27,568,000       %(2)(3)          Aa2/AA        805564 EV 9             (1)
----------------------------------------------------------------------------------------------------------------
Class MV-2                $ 20,340,000       %(2)(3)           A2/A         805564 EW 7             (1)
----------------------------------------------------------------------------------------------------------------
Class BV-1                $ 10,000,000       %(2)(3)         Baa2/BBB       805564 EX 5             (1)
----------------------------------------------------------------------------------------------------------------
Class R                       N/A           N/A                 (4)             N/A                 (5)
----------------------------------------------------------------------------------------------------------------

-------------------------
(1) The Underwritten Certificates will be purchased by the Underwriter from the Company and will be offered by the Underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

(2) On each Distribution Date, the Variable Rate Pass-Through Rates per annum will equal the least of: (i) One Month LIBOR plus the related spread; (ii) the weighted average of, the maximum lifetime Mortgage Interest Rates on the Mortgage Loans, less the Servicing Fee Rate and Master Servicing Fee Rate; and (iii) the Available Funds Cap (as further described in the Prospectus Supplement).

(3) The Applicable Spread for these Classes are subject to adjustment on or after the Step-Up Date, as further described in the Prospectus Supplement.

(4) No ratings have been requested by the Underwriter for the Class R Certificates.

(5) The Class R Certificates will be sold to the Company in a privately negotiated transaction.

          Underwritten Certificates Ratings: It is agreed that as a further condition of the Underwriter's obligation to purchase the Underwritten Certificates, the ratings indicated above by the Rating Agencies on the Underwritten Certificates shall not have been rescinded and there shall not have occurred any downgrading, or public notification of a possible downgrading or public notice of a possible change, without indication of direction, in the ratings accorded the Underwritten Certificates.

          Mortgage Loans: Mortgage Loans having the approximate characteristics described in the Prospectus Supplement with the final schedule attached as
Schedule I to the Trust Agreement.

          Principal and Interest Distribution Dates: Each Distribution Date shall be the 25th day of each month, or if such day is not a business day, the next succeeding business day, commencing in December 1999.

          REMIC Election: One or more elections will be made to treat the Mortgage Loans and related assets of the Trust as a real estate mortgage investment conduit (the "REMIC"). The Underwritten Certificates will be designated as "regular interests" in the REMIC. The Class R Certificates will be designated as the "residual interest" in the REMIC.

          Purchase Price: The Underwriter hereby agrees to purchase each Class of Underwritten Certificates from the Company at the applicable purchase price set forth below. Each such purchase price is expressed as a percentage of the initial principal amount of the Mortgage Loan pool.


                                               Purchase Price
                                               --------------
                Class AV-1                             99.75%
                Class MV-1                             99.75%
                Class MV-2                             99.75%
                Class BV-1                             99.75%

          Closing Date and Location: 10:00 a.m. Eastern Time on or about November 22, 1999, at the offices of McGuire, Woods, Battle & Boothe LLP, One James Center, 901 E. Cary Street, Richmond, VA 23219. The Company will deliver the Underwritten Certificates in book-entry form only through the same day funds settlement system of the relevant Depositories, and the Class R Certificates in certificated, fully registered form on or about November 22, 1999.

          Due Diligence: At any time prior to the Closing Date, the Underwriter has the right to inspect the Mortgage Loan files, the related mortgaged properties and the loan origination procedures to ensure conformity with the Prospectus and the Prospectus Supplement.

          Controlling Agreement: This Underwriting Agreement, together with the Standard Terms to Underwriting Agreement (June 1997 Edition) (together, the "Agreement"), completely sets forth the agreements between the Company and SMI and the Underwriter and fully supersedes all prior agreements, both written and oral, relating to the issuance of the Underwritten Certificates and all matters set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. Notwithstanding the foregoing, the Standard Terms are hereby amended for purposes of the Agreement such that there shall be added to the final sentence of Section 1(ii) thereof the words ", the Trustee, DTC," immediately following the phrase "any Credit Enhancer" therein.

          Information Provided by the Underwriter: It is understood and agreed that the information set forth under the heading "Underwriting" in the Prospectus Supplement is the only information furnished by the Underwriter to the Company for inclusion in the Registration Statement and the Final Prospectus.

          Collateral Term Sheets, Structural Term Sheets and Computational
Materials: The Underwriter hereby represents and warrants that (i) a hard copy of the information provided by the Underwriter to the Company in electronic form and attached hereto as Exhibit A, if any, constitutes all "Collateral Term Sheets" or "Structural Term Sheets" (that are required to be filed with the Commission within two business days of first use under the terms of the Public Securities Association letter) disseminated by the Underwriter to investors in connection with the Underwritten Certificates and (ii) a hard copy of the information provided by the Underwriter to the Company and attached hereto as Exhibit B, if any, constitutes all

"Computational Materials" disseminated by the Underwriter in connection with the Underwritten Certificates.

          Trustee: Chase Bank of Texas, National Association will act as Trustee of the Trust.

          Blue Sky Qualifications: The Underwriter specifies, and the parties intend to qualify the Underwritten Certificates in, no jurisdictions pursuant to the Agreement.

          State Law Tax Opinion: At Closing, the Underwriter shall have received from Locke, Liddell & Sapp LLP an opinion dated the Closing Date and satisfactory in form and substance to the Underwriter, as to the tax treatment of the Certificates under Texas law.

          Applicable Law: THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          Notices: All communications hereunder, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Jessica Bellamy.

                             *    *    *    *    *

          The Underwriter agrees, subject to the terms and provisions of the Agreement, a copy of which is attached, and which is incorporated by reference herein in its entirety and made a part hereof to the same extent as if such provisions had been set forth in full herein, to purchase the Underwritten Certificates.

                              MORGAN STANLEY & CO. INCORPORATED
                              on behalf of the Underwriters

                              By:/s/  Valerie H. Kay
                                 ------------------------------------
                                 Name: Valerie H. Kay
                                 Title: Vice President

Accepted and Acknowledged
 As of the Date First Above
 Written:

SAXON ASSET SECURITIES COMPANY

By:  /s/  Bradley D. Adams
   ---------------------------------
  Name:   Bradley D. Adams
  Title:  Senior Vice President

SAXON MORTGAGE, INC.

By:  /s/  Bradley D. Adams
   ---------------------------------
  Name:   Bradley D. Adams
  Title:  Senior Vice President